Exhibit 1.1

Navios Maritime Acquisition Corporation

22,000,000 Units

Common Stock

Warrants

Underwriting Agreement

June ___, 2008

J.P. Morgan Securities Inc.

Deutsche Bank Securities Inc.

   As Representative of the

        several Underwriters listed

         in Schedule 1 hereto

c/o J.P. Morgan Securities Inc.

277 Park Avenue, 9th Floor

New York, New York 10172

c/o Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York 10005

Ladies and Gentlemen:

Navios Maritime Acquisition Corporation, a company incorporated under the laws of the Marshall Islands (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (together, the “Representatives”), an aggregate of 22,000,000 units (the “Units”) of the Company (the “Underwritten Securities”) and, at the option of the Underwriters, up to an additional 3,300,000 Units of the Company to cover over-allotments, if any (the “Option Securities”). The Underwritten Securities and the Option Securities are herein referred to as the “Securities”.

Each Unit consists of one share or common stock, par value $0.0001 per share (the “Common Stock”), and one warrant to purchase one share of Common Stock (a “Warrant”). The Common Stock and the Warrants included in the Units will not be separately transferable until the fifth (5) business day following the earlier to occur of the expiration of the Underwriters’ over-allotment option or its exercise in full, subject to the Company filing a Form 6-K with the U.S. Securities and Exchange Commission (the “Commission”) containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the offering and a press release announcing when such separate trading will begin. Each Warrant entitles its holder, upon exercise, to purchase one Share of Common Stock for $7.00 during the period commencing on the later of the consummation by the Company of its Initial Business Combination (as defined below) or one year from the date of the Prospectus (as defined below) and terminating on the five-year anniversary of the date of the Prospectus or earlier upon redemption or liquidation of the Trust Account (as defined below). As used herein, the term

“Initial Business Combination” shall mean acquisition, through merger, capital stock exchange, asset acquisition, stock purchase or similar business combination, or one or more assets or operating businesses as further described in the Prospectus (as defined below).

On March 18, 2008, pursuant to a Sponsor Unit Subscription Agreement (the “Sponsor Unit Subscription Agreement”), the Company issued 8,625,000 sponsor units (the “Sponsor Units”) to Navios Maritime Holdings, Inc. (the “Sponsor”) for a purchase price of $25,000. On June 11, 2008, the Sponsor transferred an aggregate of its 290,000 Sponsor Units to its officers and directors (200,000 to Angeliki Frangou, 50,000 to Ted Petrone, 15,000 to Julian David Brynteson, 15,000 to John Koilalous and 10,000 to Nikolaos Veraros). On June 17, 2008, the Sponsor forfeited and the Company cancelled 2,300,000 of its Sponsor Units. The remaining 6,035,000 Sponsor Units that were issued to the Sponsor and owned by the Sponsor as of the date hereof includes up to 825,000 Sponsor Units that are subject to mandatory forfeiture if and to the extent the Underwriters’ over-allotment option is not exercised. On [•],pursuant to a Sponsor Warrant Purchase Agreement (the “Warrant Purchase Agreement” and collectively with the Sponsor Unit Subscription Agreement, the “Purchase Agreements”) the Company agreed to sell to the Sponsor and the Sponsor agreed to purchase from the Company on the Closing Date (as defined herein) 7,600,000 sponsor warrants to purchase one Share of Common Stock (the “Placement Sponsor Warrants”) for an aggregate purchase price of $7,600,000.

The Common Stock and Warrants comprising the Sponsor Units (the “Initial Sponsor Shares” and the “Initial Sponsor Warrants,” respectively) are identical to the Common Stock and Warrants comprising the Units being sold in the offering except that (i) the Sponsor and its permitted transferees will not be able to exercise conversion rights with respect to the Initial Sponsor Shares, (ii) the Sponsor has agreed, and any of its permitted transferees will agree, to vote the Initial Sponsor Shares in the same manner as a majority of the shares of Common Stock voted by the Public Shareholders (as defined below) at the special or annual shareholders meeting called for the purpose of (1) approving any Initial Business Combination or (2) approving the extension of up to an additional 12 months in which to consummate the Initial Business Combination (the “Extended Period”), (iii) the Sponsor has waived, and its permitted transferees will waive, their right to participate in any liquidating distribution with respect to the Initial Sponsor Shares if the Company fails to consummate an Initial Business Combination, (iv) the Initial Sponsor Warrants may not be exercised unless and until the last sale price of the Company’s Common Stock equals or exceeds $13.75 per share for any 20 trading days within any 30-trading day period beginning 90 days after the Company’s Initial Business Combination, (v) the Initial Sponsor Warrants will not be redeemable by the Company as long as they are held by the Sponsor or its permitted transferees (other than as part of a mandatory forfeiture of Sponsor Units if and to the extent the Underwriters’ over-allotment option is not exercised in full), (vi) the Initial Sponsor Warrants may be exercised by the holders by paying cash or on a cashless basis, and (vii) the Sponsor Units, Initial Sponsor Shares, and Initial Sponsor Warrants (including the Common Stock issuable upon the exercise of the Initial Sponsor Warrants) will not be transferable or salable, except to another entity controlled by the Sponsor, until 180 days after the consummation of an Initial Business Combination.

The Placement Sponsor Warrants are identical to the Warrants contained in the Units except that (i) the Placement Sponsor Warrants will be subject to certain transfer restrictions specified in the Securities Escrow Agreement (as defined below), (ii) the Placement Sponsor Warrants may be exercised on a cashless basis, while the Warrants included in the Units sold in the offering cannot be exercised on a cashless basis, (iii) the Placement Sponsor Warrants are non-redeemable by the Company so long as they are held by the Sponsor or its permitted transferees, and (iv) none of the Placement Sponsor Warrants to be purchased by the Sponsor will be transferable or salable, except to another entity controlled by the Sponsor, which will be subject to the same transfer restrictions until after the Company consummates an Initial Business Combination.

The Company has entered into a Warrant Agreement, dated as of the date hereof (the “Warrant Agreement”), with respect to the Initial Sponsor Warrants, the Placement Sponsor Warrants (together, the “Private Sponsor Warrants”), and the Warrants, with Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”), in substantially the form filed as an exhibit to the Registration Statement (as defined below).

[Angeliki Frangou] will enter into a [certain letter agreement] (the “Buyback Agreement”) with the Company and the Representatives, dated no later than the Closing Date, in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to which [Angeliki Frangou] will place limit orders for an aggregate of up to $30,000,000 of Common Stock (the “Aftermarket Shares”), commencing on the later of (1) two Business Days (as hereinafter defined) after the Company files its initial preliminary proxy statement relating to the Company’s Initial Business Combination and (2) 60 days after the termination of the “restricted period” in connection with this offering under Regulation M of the Exchange Act, and ending on the Business Day immediately preceding the record date for the shareholder meeting at which such Initial Business Combination is to be approved (the “Buyback Period”), or earlier in certain circumstances as described in the Buyback Agreement. These limit orders will require [Angeliki Frangou] to purchase any Common Stock offered for sale (and not purchased by another investor) at or below a price equal to the per share amount held in the Trust Account as reported in such preliminary proxy statement filed with the Commission relating to the Company’s Initial Business Combination, until the earlier of (1) the expiration of the Buyback Period or (2) the date such purchases reach $30,000,000 in total. It is intended that such purchases will satisfy the conditions of Rule 10b-18 under the Exchange Act and the broker’s purchase obligation will otherwise be subject to applicable law, including Regulation M under the Exchange Act, which may prohibit or limit purchases pursuant to the Buyback Agreement in certain circumstances. [Angeliki Frangou] has agreed that [she] will vote all such shares (1) in favor of the Company’s Initial Business Combination and (2) in favor of an amendment to the Company’s amended and restated certificate of incorporation to provide for an extension of the Company’s corporate existence to up to 36 months from the date of the Prospectus in the event the Company has entered into a definitive agreement relating to, but has not yet consummated, its Initial Business Combination. [Angeliki Frangou] will participate in any liquidation distributions with respect to such shares in the event the Company fails to complete an Initial Business Combination. In addition, [Angeliki Frangou] will agree that [she] will not sell or transfer any shares of common stock purchased by [her] pursuant to the Buyback Agreement until 180 days after the date of the consummation of the Company’s Initial Business Combination.

The Company and [Angeliki Frangou] will enter into a Co-Investment Shares Subscription Agreement (the “Co-Investment Shares Subscription Agreement”), dated no later than the Closing Date, pursuant to which [Angeliki Frangou] will agree to apply any portion of the $30 million not used to purchase Aftermarket Shares to purchase Common Shares from the Company (the “Co-Investment Shares”), at a price equal to the per-share amount held in the Trust Account as reported in the Company’s definitive proxy statement filed with the SEC immediately prior to the consummation of the Initial Business Combination. Pursuant to the Co-Investment Shares Subscription Agreement, [Angeliki Frangou] will agree that [she] will not sell or transfer any Co-Investment Shares or any After Market Shares, subject to certain specified exceptions, until 180 days after the date of the consummation of the Initial Business Combination.]

The Company will enter into an Investment Management Trust Agreement, dated no later than the Closing Date, with Continental Stock Transfer & Trust Company (the “Trustee”), as trustee, in substantially the form filed as an exhibit to the Registration Statement (the “Trust Agreement”), pursuant to which the proceeds from the sale of the Placement Sponsor Warrants and certain proceeds of the offering of the Securities will be deposited and held in a trust account (the “Trust Account”) for the benefit of the Company, the Underwriters and holders of the Securities.

The Company will enter into a Registration Rights Agreement, dated no later than the Closing Date in substantially the form filed as an exhibit to the Registration Statement (the “Registration Rights Agreement”), pursuant to which the Company will grant certain registration rights (1) to the Sponsor and its permitted transferees in respect of the Sponsor Units, the Initial Sponsor Shares, the Initial Sponsor Warrants, shares of Common Stock issuable upon the exercise of the Initial Sponsor Warrants, the Placement Sponsor Warrants, and shares of Common Stock issuable upon the exercise of the Placement Sponsor Warrants and (2) to [Angeliki Frangou] in respect of the Aftermarket Shares, if any, and the Co-Investment Shares, if any.

The Company will cause the Sponsor and each of the Company’s directors and executive officers to enter into letter agreements dated no later than the Closing Date, in substantially the form filed as exhibits to the Registration Statement (the “Insider Letters”), pursuant to which each of such holder and each of the Company’s directors and executive officers agrees to certain matters described as being agreed to by them under the “Proposed Business” section of the Time of Sale Information (as defined below) and the Prospectus.

The Company has caused to be duly executed and delivered a Right of First Refusal and Corporate Opportunities Agreement, dated as of [________], 2008, with the Sponsor and Navios Maritime Partners, L.P. (“Navios Partners”) in substantially the form filed as an exhibit to the Registration Statement (the “Right of First Refusal Agreement”).

The Sponsor has deposited the Sponsor Units and the Placement Sponsor Warrants in an escrow account (the “Escrow Account”) maintained by Continental Stock Transfer & Trust Company pursuant to a Securities Escrow Agreement, dated as of [___] 2008 substantially in the form filed as an exhibit to the Registration Statement (the “Securities Escrow Agreement”).

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Units, as follows:

1. Registration Statement. The Company has prepared and filed with the Commission under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a Registration Statement (File No. 333-[ ]) including a Preliminary Prospectus (as defined below), relating to the Securities. Such Registration Statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A under the Securities Act to be part of the Registration Statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such Registration Statement (and any amendments thereto) before it becomes effective, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the time when sales of the Units were first made (the “Time of Sale”), the Company had prepared a Preliminary Prospectus dated June [•], 2008 (the “Time of Sale Information”).

2. Purchase of the Shares by the Underwriters.

(a) The Company agrees to issue and sell the Underwritten Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective number of Underwritten Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price per Unit of $9.65 subject to adjustment pursuant to Section 2(e) (the “Purchase Price”).

(b) In addition, the Company agrees to issue and sell the Option Securities to the several Underwriters to cover over-allotments as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Securities at the Purchase Price.

(c) If any Option Securities are to be purchased, the number of Option Securities to be purchased by each Underwriter shall be the number of Option Securities which bears the same ratio to the aggregate number of Option Securities being purchased as the number of Underwritten Securities set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Underwritten Securities being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Securities as the Representatives in their sole discretion shall make.

(d) The Underwriters may exercise the option to purchase the Option Securities at any time in whole, or from time to time in part, on or before the thirtieth day following the date of this Agreement, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Securities as to which the option is being exercised and the date and time when the Option Securities are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full Business Day after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice shall be given at least two Business Days prior to the date and time of delivery specified therein.

(e) In addition to the discount from the public offering price of $10.00 per Unit represented by the purchase price set forth in this Section, the Company hereby agrees to pay to the Underwriters a deferred discount of $0.35 per Unit (for both Underwritten Securities and Option Securities) purchased hereunder (the “Deferred Discount”). The Deferred Discount will be payable from amounts on deposit in the Trust Account as described in the Registration Statement if and when the Company consummates an Initial Business Combination. The Underwriters hereby agree that if no Initial Business Combination is consummated within the time period provided in the Trust Agreement (as such time period may be extended) and the funds held under the Trust Agreement are distributed to the Public Shareholders, (i) the Underwriters will forfeit any rights or claims to the Deferred Discount and (ii) the Trustee under the Trust Agreement is authorized to distribute the Deferred Discount as described in the Registration Statement. The Company hereby agrees that it will not make any amendments to the Trust Agreement or to Exhibit A to the Trust Agreement in such a manner as to adversely affect the right of the Underwriters to receive the Deferred Discount as contemplated herein and therein without the written consent of the Underwriters.

(f) The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable and initially to offer the Securities on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(g) Payment for the Securities shall be made by wire transfer in immediately available funds as follows: In the case of the Underwritten Securities, $[______________] shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement and $[_____________], shall be paid to the order of the Company to the account specified by the Company to the Representatives, at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP at One New York Plaza, New York, NY 10004 at 10:00 A.M. New York City time on [_____], 2008, or at such other time or place on the same or such other date, not later than the fifth Business Day thereafter, as the Representatives and the Company may agree upon in writing, and, in the case of the Option Securities, $[___] per Option Security shall be deposited in the Trust Account pursuant to the Trust Agreement on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Securities. The time and date of such payment for the Underwritten Securities is referred to herein as the “Closing Date” and the time and date for such payment for the Option Securities, if other than the Closing Date, are herein referred to as the “Additional Closing Date”.

Payment for the Securities to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Securities to be purchased on such date in definitive form registered in such names and in such denominations as the Representatives shall request in writing not later than two full Business Days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The certificates for the Securities will be made available for inspection and packaging by the Representatives at the office of Fried, Frank, Harris, Shriver & Jacobson LLP set forth above not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date or the Additional Closing Date, as the case may be.

(h) The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a) Effectiveness of Registration Statement. The Company has prepared and filed with the Commission a registration statement (File Number 333-[ ]) on Form F-1, including a related Preliminary Prospectus, for registration under the Securities Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time (as defined below), has become effective. The Company may have filed one or more amendments thereto, including a related Preliminary Prospectus, each of which has previously been furnished to the Representatives. The Company will file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such final prospectus shall contain all information required by the Securities Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representatives prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Time of Sale Information which have been agreed to by the Representatives) as the Company has advised the Representatives, prior to the Execution Time, will be included or made therein.

(b) Effective Date. On the Effective Date (as defined below), the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date and on any Additional Closing Date, the Prospectus (and any supplements thereto) will comply in all material respects with the applicable requirements of the Securities Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any Additional Closing Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7 hereof. “Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

(c) Execution Time. At the Execution Time, the Time of Sale Information did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Time of Sale Information in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Time of Sale Information, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7 hereof.

(d) Compliance with Exchange Act. The Company has filed with the Commission a Form 8-A (File Number [ ]) providing for the registration under the Exchange Act of the Securities, the underlying Common Stock and the Warrants. The registration of the Securities, the underlying Common Stock and the Warrants under the Exchange Act has been declared effective by the Commission on or prior to the date of this Agreement. The Securities, the Warrants and the Common Stock have been duly listed, and admitted and authorized for trading, subject only to official notice of issuance, on the New York Stock Exchange, and the Company knows of no reason or set of facts which is likely to adversely affect such notice of issuance. Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the effectiveness of the Registration Statement and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or is, to the Company’s knowledge, threatened by the Commission.

(e) No Stop Orders, Etc. Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order or threatened to issue any order preventing or suspending the effectiveness of the Registration Statement or the use of any Preliminary Prospectus, the Prospectus or any part thereof, or has instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

(f) Disclosure of Agreements. The agreements and documents described in the Time of Sale Information, the Registration Statement and the Prospectus conform in all material respects to the descriptions thereof contained therein. There is no franchise, contract or other document of a character required to be described in the Registration Statement, the Time of Sale Information or the Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required (and the Time of Sale Information contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Time of Sale Information and the Prospectus under the headings “Summary,” “Risk Factors,” “Proposed Business,” “Principal Shareholders,” “Certain Transactions”, “Marshall Islands Company Considerations,” “Taxation” and “Description of Securities,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(g) Capitalization. The Company’s authorized equity capitalization is as set forth in the Time of Sale Information, the Registration Statement and the Prospectus. The share capital of the Company conforms in all material respects to the description thereof contained in the Time of Sale Information, the Registration Statement and the Prospectus.

(h) Outstanding Securities. The outstanding securities of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the holders of any outstanding securities of the Company have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any other security of the Company or similar contractual rights granted by the Company. The offers and sales of the Sponsor Units and the Placement Sponsor Warrants were at all relevant times (based in part, where appropriate, on customary representations and warranties of the purchaser of such securities) exempt from registration under the Securities Act. The holders of outstanding securities of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except for the Private Sponsor Warrants, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of share capital of or ownership interests in the Company are outstanding.

(i) Securities Sold Pursuant to this Agreement.

(i) The Securities have been duly authorized and, when executed by the Company and countersigned and issued and delivered against payment therefor by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and non-assessable.

(ii) The shares of Common Stock included in the Units have been duly authorized and, when issued and delivered against payment for the Securities by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and non-assessable. The holders of such shares of Common Stock are not and will not be subject to personal liability by reason of being such holders; such shares of Common Stock are not and will not be subject to any preemptive or other similar contractual rights granted by the Company.

(iii) The Warrants included in the Units have been duly authorized and, when executed, authenticated, issued and delivered in the manner set forth in the Warrant Agreement against payment for the Securities by the Underwriters pursuant to this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and by equitable principles of general applicability. The holders of such Warrants are not and will not be subject to personal liability by reason of being such holders; such Warrants are not and will not be subject to any preemptive or other similar contractual rights granted by the Company.

(iv) The shares of Common Stock issuable upon exercise of the Warrants included in the Units have been duly authorized and reserved for issuance and, when issued and delivered against payment therefor pursuant to the Warrants and the Warrant Agreement, will be validly issued, fully paid and non-assessable. The holders of such shares of Common Stock are not and will not be subject to personal liability by reason of being such holders; such shares of Common Stock are not and will not be subject to any preemptive or other similar contractual rights granted by the Company.

(v) The certificates for the Securities are in valid and proper form under the laws of the Republic of the Marshall Islands and the rules of the New York Stock Exchange’s Listed Company Manual (the “NYSE Listed Company Manual”).

(j) Registration Rights of Third Parties. Except as set forth in the Registration Rights Agreement, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Securities Act or to include any such securities in a registration statement to be filed by the Company.

(k) Prior Securities Transactions.

(i) No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by or under common control with the Company from its inception through and including the date hereof, except as disclosed in the Registration Statement.

(ii) Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be “integrated” pursuant to the Securities Act or the Regulations with the offer and sale of the Securities pursuant to the Registration Statement.

(l) Sponsor Units and Placement Sponsor Warrants. The Initial Sponsor Shares have been duly authorized and are validly issued and are fully paid and non-assessable. The Initial Sponsor Warrants have been duly authorized and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and by equitable principles of general applicability. The shares of Common Stock issuable upon exercise of the Initial Sponsor Warrants have been duly authorized and reserved for issuance and, when issued and delivered against payment therefor pursuant to the Sponsor Unit Subscription Agreement, Initial Sponsor Warrants and the Warrant Agreement, will be validly issued, fully paid and non-assessable. The Placement Sponsor Warrants have been duly authorized and, when executed, authenticated, issued and delivered in the manner set forth in the Warrant Purchase Agreement against payment therefor by the Sponsor pursuant to the Warrant Purchase Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability. The shares of Common Stock issuable upon exercise of the Placement Sponsor Warrants have been duly authorized and reserved for issuance and, when issued and delivered against payment therefor pursuant to the Warrant Purchase Agreement, will be validly issued, fully paid and non-assessable.

The entire $7,600,000 of the proceeds from the sale of the Placement Sponsor Warrants will be deposited in the Trust Account by the Closing Date.

The Sponsor has (1) agreed that the Sponsor and its permitted transferees will not be able to exercise conversion rights with respect to the Initial Sponsor Shares, (2) agreed, and the Sponsor shall cause each permitted transferee to agree, to vote the Initial Sponsor Shares in accordance with the majority of the shares of Common Stock voted by Public Shareholders at the special or annual shareholders meeting called for the purpose of approving (i) any Initial Business Combination or (ii) the extended period, (3) waived, and its permitted transferees shall waive, their right to participate in any liquidating distribution with respect to the Initial Sponsor Shares if the Company fails to consummate an Initial Business Combination, (4) agreed that the Initial Sponsor Warrants may not be exercised unless and until the last sale price of the Company’s Common Stock equals or exceeds $13.75 for any 20 days within any 30-trading day period beginning 90 days after the Company’s Initial Business Combination, (5) agreed that the Private Warrants shall not be redeemable by the Company as long as they are held by the Sponsor or its permitted transferees (other than as part of a mandatory forfeiture of Sponsor Units if and to the extent the Underwriters’ over-allotment option is not exercised in full), (6) agreed that the Initial Sponsor Warrants may be exercised by the holders by paying cash or on a cashless basis, and (7) agreed that the Sponsor Units, the Initial Sponsor Shares, and the Initial Sponsor Warrants (including the shares of Common Stock issuable upon exercise of the Initial Sponsor Warrants) shall not be transferable or salable, except to another entity controlled by the Sponsor, until 180 days after the consummation of the Company’s Initial Business Combination.

The Sponsor Units and the Placement Sponsor Warrants shall be deposited in the Escrow Account by the Closing Date.

(m) Due Incorporation; Power and Authority, Etc. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Republic of the Marshall Islands with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Time of Sale Information and the Prospectus and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification.

(n) Validity and Binding Effect of Agreements.

(i) This Agreement has been duly authorized, executed and delivered by the Company.

(ii) The Securities Escrow Agreement has been duly authorized, and upon execution and delivery by the Company on or before the Closing Date, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally in effect and by equitable principles of general applicability.

(iii) The Trust Agreement has been duly authorized, and upon execution and delivery by the Company on or before the Closing Date, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally in effect and by equitable principles of general applicability.

(iv) The Warrant Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally in effect and by equitable principles of general applicability.

(v) The Sponsor Unit Subscription Agreement has been duly authorized, executed and delivered by the Company and the Sponsor and is a valid and binding agreement of the Company and, to the best knowledge of the Company, enforceable against the Company and, to the best knowledge of the Company, the Sponsor in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally in effect and by equitable principles of general applicability.

(vi) The Warrant Purchase Agreement has been duly authorized, executed and delivered by the Company and, to the best knowledge of the

Company, the Sponsor and is a valid and binding agreement of the Company, to the best knowledge of the Company, and the Sponsor, enforceable against the Company and, to the best knowledge of the Company, the Sponsor in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally in effect and by equitable principles of general applicability.

(vii) The Services Agreement has been duly authorized, and upon execution and delivery by the Company on or before the Closing Date, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally in effect and by equitable principles of general applicability.

(viii) The Registration Rights Agreement has been duly authorized, and upon execution and delivery by the Company on or before the Closing Date, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally in effect and by equitable principles of general applicability.

(ix) Each of the Insider Letters has been duly authorized, executed and delivered by the Sponsor and each of the Company’s directors and executive officers respectively and is a valid and binding agreement of the Sponsor and each of the Company’s directors and executive officers respectively, enforceable against the Sponsor and each of the Company’s directors and executive officers respectively in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally in effect and by equitable principles of general applicability.

(x) The Right of First Refusal Agreement has been duly authorized, executed and delivered by the Company and, to the best knowledge of the Company, the Sponsor and Navios Partners, and is a valid and binding agreement of the Company and, , to the best knowledge of the Company, the Sponsor and Navios Partners, enforceable in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting creditors’ rights generally and by equitable principles of general applicability.

(xi) The Buyback Agreement has been duly authorized, and upon execution and delivery by the Company and [Angeliki Frangou] on or before the Closing Date, will be a valid and binding agreement of the Company and, to the best knowledge of the Company, [Angeliki Frangou], enforceable against the Company and, to the best knowledge of the Company, [Angeliki Frangou], in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally in effect and by equitable principles of general applicability.

(xii) The Co-Investment Shares Subscription Agreement has been duly authorized, and upon execution and delivery by the Company and [Angeliki Frangou] on or before the Closing Date, will be a valid and binding agreement of the Company and, to the best knowledge of the Company, [Angeliki Frangou], enforceable against the Company and, to the best knowledge of the Company, [Angeliki Frangou] in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally in effect and by equitable principles of general applicability.

(o) Consents, Approvals, Etc. No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Trust Agreement, the Warrant Agreement, the Sponsor Unit Subscription Agreement, the Warrant Purchase Agreement, the Services Agreement, the Buyback Agreement, Co-Investment Shares Subscription Agreement, the Right of First Refusal Agreement, the Registration Rights Agreement or the Insider Letters, except such as have been obtained under the Securities Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Time of Sale Information and the Prospectus.

(p) No Breach or Violation. Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or of the Trust Agreement, the Securities Escrow Agreement, the Warrant Agreement, the Sponsor Unit Subscription Agreement, the Warrant Purchase Agreement, the Services Agreement, the Registration Rights Agreement, the Buyback Agreement, the Co-Investment Shares Subscription Agreement or the Insider Letters will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to (i) the Amended and Restated Articles of Incorporation and by-laws and other similar organizational documents of the Company or of any of its affiliates (including the Sponsor), (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its affiliates (including the Sponsor) is a party or bound or to which its property is subject or (iii) any statute, law, rule or regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties.

(q) No Conflicts, Etc. The Company is not in violation or default of (i) any provision of its articles of incorporation, by-laws or other similar organizational documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (iii) any statute, law, rule, regulation or judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company.

(r) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Information and the Prospectus, will not be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”) and the rules and regulations of the Commission thereunder.

(s) Financial Statements. The financial statements, including the notes thereto, of the Company included in the Time of Sale Information, the Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary financial data set forth under the caption “Summary Financial Data” in the Disclosure Package, Prospectus and Registration Statement fairly present, on the basis stated in the Time of Sale Information, the Prospectus and the Registration Statement, the information included therein. There are no pro forma or as adjusted financial statements that are required to be included in the Time of Sale Information, the Registration Statement and the Prospectus in accordance with Regulation S-X that have not been included as so required.

(t) Off-Balance Sheet Arrangements. The Company is not party to any off-balance sheet transactions, arrangements, obligations (including contingent obligations) or other relationships with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenues or expenses.

(u) Other Data. The statistical, industry-related and market-related data included in the Registration Statement, the Time of Sale Information and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(v) Independent Accountants. Rothstein Kass & Company, P.C. (“Rothstein Kass”) are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and the rules and regulations promulgated by the Public Company Accounting Oversight Board (the “PCAOB”). Rothstein Kass is duly registered and in good standing with the PCAOB. Rothstein Kass has not, during the periods covered by the financial statements included in the Time of Sale Information and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

(w) Disclosure Controls and Procedures. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15 of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(x) Sarbanes-Oxley/NYSE Rules.

(i) Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the New York Stock Exchange thereunder (the “Sarbanes-Oxley Act”) have been applicable to the Company, there is and has been no failure on the part of the Company to comply with any provision of the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect or which will become applicable to the Company.

(ii) There is and has been no failure on the part of the Company or any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, Section 303A of the NYSE Listed Company Manual. Further, there is and has been no failure on the part of the Company or any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, all other provisions of the New York Stock Exchange corporate governance requirements set forth in the NYSE Listed Company Manual.

(y) Transfer Taxes. There are no transfer taxes or other similar fees or charges under Marshall Islands law, U.S. Federal law or the laws of any U.S. state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.

(z) Ownership. The Company owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(aa) Litigation; Government Proceedings. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, or to the Company’s knowledge, the Sponsor, or their respective property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Time of Sale Information and the Prospectus (exclusive of any supplement thereto).

(bb) Tax Returns. The Company (i) has filed all foreign, federal, state and local tax returns that are required to be filed by it or has requested extensions thereof (except in any case in which the failure to so file would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, taken as a whole, whether or not arising from transactions in the ordinary course of business) and (ii) has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Time of Sale Information and the Prospectus (exclusive of any supplement thereto).

(cc) Insurance Matters. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged; all policies of insurance and fidelity or surety bonds insuring the Company or its businesses, assets, employees, officers and directors are in full force and effect; the Company is in compliance with the terms of any such policies and instruments in all material respects; there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Time of Sale Information and the Prospectus (exclusive of any supplement thereto).

(dd) Licenses and Permits. The Company possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Time of Sale Information and the Prospectus (exclusive of any supplement thereto).

(ee) Stabilization. The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ff) Certain Regulatory Matters.

(i) Foreign Corrupt Practices Act. Neither the Company, any director or officer of the Company, the Sponsor nor, to the knowledge of the Company, any agent or affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA (as defined below), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(ii) Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, including the Money Laundering Control Act of 1986, as amended, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(iii) OFAC. Neither the Company, any director or officer of the Company, the Sponsor nor, to the knowledge of the Company, any agent or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company (either directly or through the Trust Account) will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person subject to any U.S. sanctions administered by OFAC.

(iv) Bank Secrecy Act; Money Laundering; Patriot Act. Neither the Company nor, any officer or director has violated: (a) the Bank Secrecy Act, as amended, (b) the Money Laundering Laws or (c) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, and/or the rules and regulations promulgated under any such law or any successor law.

(gg) D&O Questionnaires. To the best knowledge of the Company, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s officers and directors and provided to the Underwriters as an exhibit to his or her Insider Letter is true and correct and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires completed by the Company’s officers or directors to become inaccurate and incorrect.

(hh) Initial Business Combination. Except as disclosed in the Time of Sale Information and the Prospectus, prior to the date hereof, none of the Company, its officers and directors nor any affiliates thereof had, and as of the Closing Date, the Company and such officers and directors and any of their affiliates will not have had: (a) any specific Initial Business Combination under consideration or contemplation or (b) any interactions or discussions, formal or otherwise, with a Target Business or regarding a Target Business which the Company with respect to a possible Initial Business Combination. As used herein, “Target Business” shall mean any business or assets which the Company seeks to acquire.

(ii) FINRA Matters.

(i) Except as described in the Time of Sale Information and the Prospectus, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder’s, consulting, origination or similar fee by the Company or the Sponsor with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the knowledge of the Company, the Sponsor that may affect the Underwriters’ compensation, as determined by the Financial Industry Regulatory Authority (the “FINRA”).

(ii) Except as disclosed in the Time of Sale Information and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member within the twelve months prior to the Effective Date, other than payments to the Underwriters.

(iii) To the best knowledge of the Company, no officer, director or beneficial owner of any class of the Company’s securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) (any such individual or entity, a “Company Affiliate”) is a member, a person associated or affiliated with a member of the FINRA.

(iv) To the best knowledge of the Company, no Company Affiliate is an owner of stock or other securities of any member of the FINRA (other than securities purchased on the open market).

(v) To the best knowledge of the Company, no Company Affiliate has made a subordinated loan to any member of the FINRA.

(vi) No proceeds from the sale of the Securities (excluding underwriting compensation as disclosed in the Time of Sale Information and the Prospectus) will be paid to any FINRA member, or any persons associated or affiliated with a member of the FINRA.

(vii) The Company has not issued any warrants or other securities or granted any options, directly or indirectly, to anyone who is a potential underwriter in the offering or a related person (as defined by NASD rules) of such an underwriter within the 180-day period prior to the initial filing date of the Registration Statement.

(viii) To the best knowledge of the Company, no person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Registration Statement has any relationship or affiliation or association with any member of the FINRA.

(ix) To the best knowledge of the Company, no FINRA member intending to participate in the offering has a conflict of interest with the Company. For this purpose, a “conflict of interest” exists when a member of the FINRA and/or its associated persons, parent or affiliates in the aggregate beneficially own 10% or more of the Company’s outstanding subordinated debt or common equity, or 10% or more of the Company’s preferred equity. “FINRA member participating in the Offering” includes any associated person of a FINRA member that is participating in the Offering, any members of such associated person’s immediate family and any affiliate of a FINRA member that is participating in the offering.

(jj) Non-Competition Agreements. To the best knowledge of the Company, neither the Sponsor nor any director or officer of the Company is subject to a non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect the ability of any such person to be and act in the capacity of shareholder, officer or director of the Company.

(kk) Subsidiaries. The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other entity.

(ll) Related Party Transactions. No relationship, direct or indirect, exists between or among the Company or any affiliate of the Company, on the one hand, and any director, officer, shareholder, special advisor, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act or the Exchange Act to be described in the Time of Sale Information or the Prospectus which is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement, Time of Sale Information and the Prospectus. The Company has not extended or maintained credit, arranged for the extension of credit or renewed an extension of credit in the form of a personal loan to or for any director or officer of the Company.

(mm) Free Writing Prospectus. The Company has not prepared or used any “free writing prospectus,” as such term is defined in Rule 405 under the Securities Act.

(nn) Offering Material Distribution. The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Securities other than any Time of Sale information and the Prospectus, in each case as supplemented and amended. The Company has satisfied or will satisfy the conditions in Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show.

(oo) Rule 419. Upon delivery and payment for the Underwritten Securities on the Closing Date, the Company will not be subject to Rule 419 under the Securities Act and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act.

(pp) Choice of Law; Consent to Jurisdiction; Appointment of Agent to Accept Service of Process. The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Republic of the Marshall Islands and any political subdivision thereof and courts of the Marshall Islands should honor this choice of law. The Company has the power to submit and pursuant to Section 17 of this Agreement has legally, validly, effectively and irrevocably submitted to the exclusive personal jurisdiction of the United States District Court for the Southern District of New York and the Supreme Court of New York, New York County (including, in each case, any appellate courts thereof) in any suit, action or proceeding against it arising out of or related to this Agreement or with respect to its obligations, liabilities or any other matter arising out of or in connection with the sale of Securities by the Company to the Underwriters under this Agreement and has validly and irrevocably waived any objection to the venue of a proceeding in any such court; and the Company has the power to designate, appoint and empower and pursuant to Section 17 of this Agreement has legally, validly, effectively and irrevocably consented to service of process in the manner set forth herein.

(qq) Waiver of Immunities. The Company and its obligations under this Agreement are subject to civil and commercial law and to suit and neither the Company nor its properties, assets or revenues have any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any Marshall Islands, Greek, New York State or U.S. federal court, as the case may be, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution or enforcement of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations or liabilities or any other matter under or arising out of or in connection with this Agreement; and, to the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waived or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in this Agreement.

(rr) Enforceability of New York Judgment. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus and subject to the relevant exequatur procedure, any final judgment for a fixed or readily calculable sum of money rendered by any court of the State of New York or of the United States located in the State of New York having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be declared enforceable against the Company by the courts of the Marshall Islands without reexamination, review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty.

(ss) Validity under the Laws of the Marshall Islands. It is not necessary under the laws of the Marshall Islands or any political subdivision thereof or authority or agency therein in order to enable an Underwriter to enforce its rights under this Agreement for such Underwriter to be licensed, qualified, or otherwise entitled to carry on business in the Marshall Islands or any political subdivision thereof or authority or agency therein; this Agreement is in proper legal form under the laws of the Marshall Islands and any political subdivision thereof or authority or agency therein for the enforcement thereof against the Company and it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement in the Marshall Islands or any political subdivision thereof or agency therein that any of them be filed or recorded with any court, authority or agency in, or that any stamp, registration or similar taxes or duties be paid to any court, authority or agency of the Marshall Islands or any political subdivision thereof.

4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act, and the Company will furnish copies of the Prospectus and the Time of Sale Information (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the Business Day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

(b) Delivery of Copies. The Company will deliver, without charge, (i) to each of the Representatives, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, including in each case all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto) and the Time of Sale Information, as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (including any circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c) Amendments or Supplements. Before making, preparing, using, authorizing, approving, referring to or filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to each of the Representatives and to counsel for the Underwriters a copy of the proposed amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d) Notice to the Representatives. The Company will advise each of the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any oral or written comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus or the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus or the Time of Sale Information is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal including, if necessary by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(f) Blue Sky Compliance. The Company, if necessary, will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earning Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earning statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.

(h) Clear Market. The Company will not, without the prior written consent of each of the Representatives, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Units (other than the Underwritten Securities in accordance with the terms of this Agreement), shares of Common Stock, Warrants or any other securities convertible into, or exercisable, or exchangeable for, shares of Common Stock or publicly announce an intention to effect any such transaction, during the period commencing on the date hereof and ending 180 days after the date of this Agreement (the “Restricted Period”); provided, however, that if (1) during the last 17 days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Restricted Period the Company announces that it will release earnings results during the 16 day period beginning on the last day of the Restricted Period, then the foregoing restrictions shall continue to apply until the expiration of the 18 day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided further, however, that (x) the Company may issue and sell the Sponsor Warrants, (y) pursuant to the Registration Rights Agreement the Company may register with the Commission the resale of securities of the Company held by the Sponsor (or any of its permitted transferees) or common stock issued or issuable upon exercise of such securities, at any time after the date on which such securities are no longer subject to the transfer restrictions set forth in the Escrow Agreement, and (z) the Company may issue and sell the Option Securities on exercise of the option provided for in Section 2(b) hereof.

(i) Use of Proceeds. The Company will apply the net proceeds received by it from the offering and the sale of the Securities and the Placement Sponsor Warrants in a manner consistent with the applications described under the heading “Use of Proceeds” in the Time of Sale Information and the Prospectus.

(j) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities.

(k) Exchange Listing. For a period of five years from the Effective Date, unless the Company decides to and goes private after an Initial Business Combination, the Company will use its best efforts to effect and maintain the listing of the Units, Common Stock and Warrants on the New York Stock Exchange.

(l) Reports. For a period of five years from the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company, upon request from the Representatives, will furnish to the Representatives copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of securities, and promptly furnish to the Representatives: (i) a copy of such registration statements, financial statements and periodic and special reports as the Company shall be required to file with the Commission and from time to time furnishes generally to holders of any such class of its securities; and (ii) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representatives may from time to time reasonably request, all subject to the execution of a satisfactory confidentiality agreement. Any financial statements and reports filed on the Commission’s EDGAR website will be considered furnished for purposes of this section.

(m) Reporting Qualifications. For a period equal to five years from the Effective Date or until such earlier time upon which the Company is required to be liquidated or decides to and goes private after an Initial Business Combination, the Company will not take any action or actions which may prevent or disqualify the Company’s use of Form F-1 (or other appropriate form) for the registration of the Warrants under the Securities Act.

(n) Agents. For a period of five years from the Effective Date, or until such earlier time upon which the Company is required to be liquidated or decides to and goes private after an Initial Business Combination, the Company will maintain a transfer agent, warrant agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Units, Common Stock and Warrants.

(o) Filings. The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

(p) No Free Writing Prospectus. The Company agrees that it will not make any offer relating to the Securities that constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act.

(q) Maintenance of Registration. For a period of five years from the Effective Date, or until such earlier time upon which the Company is required to be liquidated, or unless the Company decides and goes private after an Initial Business Combination, the Company will use its best efforts to maintain the registration of the Units, Common Stock and Warrants under the provisions of the Exchange Act. For a period of five years from the Effective Date, or until such earlier time upon which the Company is required to be liquidated, or unless the Company decides and goes private after an Initial Business Combination, the Company will not deregister the Units, Common Stock or Warrants under the Exchange Act without the prior written consent of each of the Representatives.

(r) Form 6-K. The Company shall, on the date hereof, retain its registered independent public accountants to audit the financial statements of the Company as of the Closing Date (the “Audited Financial Statements”) reflecting the receipt by the Company of the proceeds of the offering and the sale of the Sponsor Units and the Placement Sponsor Warrants. As soon as the Audited Financial Statements become available, the Company shall immediately file a Report of Foreign Private Issuer on Form 6-K with the Commission, which report shall contain the Company’s Audited Financial Statements. Additionally, upon the Company’s receipt of the proceeds from the exercise of all or any portion of the over-allotment option, the Company shall promptly file a Current Report on Form 6-K with the Commission, which report shall disclose the Company’s sale of the Option Securities and its receipt of the proceeds therefrom.

(s) Review of Financial Statements. For a period of five years from the Effective Date, or until such earlier time upon which the Company is required to be liquidated or ceases to be subject to the reporting requirements of the Exchange Act, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, to the extent any such quarterly financial information is filed with the Commission or mailed or otherwise delivered to shareholders.

(t) Affiliate Transactions.

(i) Except as set forth in this subsection (i), the Company shall not pay the Sponsor or any of the Company’s directors or officers or any of their affiliates any fees or compensation of any kind (including finder’s and consulting fees) for services rendered to the Company prior to, or in connection with, the consummation of the Initial Business Combination; provided that (1) the

Company’s independent directors will be entitled to receive $50,000 in cash per year, accruing pro rata from the respective start of their service on the Company’s board of directors and payable only upon the successful consummation of the Initial Business Combination, (2) each of the Company’s officers and directors and the Sponsor shall be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with performing due diligence of a prospective Target Business (provided, however, that to the extent such out-of-pocket expenses exceed the available proceeds not deposited in the Trust Account and interest income, net of income taxes, of up to $3,000,000 that may be released to the Company from the Trust Account, such out-of-pocket expenses would not be reimbursed by the Company unless an Initial Business Combination is consummated in accordance with the Trust Agreement), (3) the Sponsor will be entitled to receive fees payable under the Services Agreement when due, and (4) the Sponsor may repay its obligations under that certain promissory note of the Company to order of the Sponsor in the amount of $500,000.

(ii) The Company shall not consummate an Initial Business Combination with any entity affiliated with its directors, officers, the Sponsor or their respective affiliates, unless the Company obtains an opinion from an independent investment banking firm that is a member of FINRA that the Initial Business Combination is fair to the Company’s unaffiliated shareholders from a financial point of view and any such Initial Business Combination must be approved by all of the Company’s independent directors who do not have an interest in such Initial Business Combination and the Company’s audit committee, which will be comprised of independent directors.

(u) Amendment to the Escrow Agreement, Trust Agreement, Insider Letters, Services Agreement, Purchase Agreements and Right of First Refusal Agreement. The Company agrees and warrants that the Escrow Agreement, Trust Agreement, Insider Letters, Services Agreement, Purchase Agreements and Right of First Refusal Agreement shall not be amended, modified or otherwise changed without the prior written consent of the Representatives.

(v) Notice to FINRA

(i) For a period of 90 days following the Effective Date, in the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, the Company shall provide FINRA and each of the Representatives prior to the consummation of an Initial Business Combination complete details of all services and copies of agreements governing such services. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the proxy statement, which the Company will file for purposes of soliciting shareholder approval for an Initial Business Combination.

(ii) The Company shall advise the FINRA if it is aware that any 5% or greater shareholder of the Company becomes an affiliate or associated person of a FINRA member participating in the distribution of the Company’s Securities.

(w) Investment Company. The Company shall cause the proceeds to be held in the Trust Account to be invested only in United States “government securities”, within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 (the “Investment Company Act”), with a maturity of 180 days or less and/or in any open ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (c)(2), (c)(3) and (c)(4) of Rule 2a-7 promulgated under the Investment Company Act, as determined by the Company, as set forth in the Trust Agreement and disclosed in the Time of Sale Information and the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates the Initial Business Combination, it will be engaged in a business other than that of investing, reinvesting, owning, holding or trading securities.

(x) Operating Expenses. During the period prior to the Company’s Initial Business Combination, the Company may instruct the Trustee under the Trust Agreement to release to the Company from the Trust Account (1) interest income earned on the Trust Account balance to pay any income tax obligations on such interest and (2) interest income earned of up to $3,000,000 on the amounts held in the Trust Account to fund the Company’s working capital requirements. After an aggregate of $3,000,000 is released to the Company, any interest income earned on the amounts held in the Trust Account (net of income taxes payable) will remain in the Trust Account until the earlier of the consummation of the Company’s Initial Business Combination or its liquidation.

(y) Reservation of Common Stock. The Company will reserve and keep available that maximum number of its authorized but unissued securities which are issuable (i) upon exercise of any of the Private Sponsor Warrants or the Warrants outstanding from time to time and (ii) pursuant to the Co-Investment Shares Subscription Agreement to apply any portion for the limit orders for up to $30,000,000 not used to purchase Aftermarket Shares to purchase Co-Investment Shares.

(z) Issuance of Common Stock. Prior to the consummation of an Initial Business Combination or the liquidation of the Trust, the Company shall not issue any shares of Common Stock, Warrants or any options or other securities convertible into shares of Common Stock, or any shares of preferred stock which participate in any manner in the Trust Account or which vote as a class with the Common Stock on an Initial Business Combination; provided, however, that the Company may issue Co-Investment Shares for sale to [Angeliki Frangou] immediately prior to the consummation of the Initial Business Combination to the extent any portion of the limit orders for up to $30,000,000 were not used to purchase Co-Investment Shares.

(aa) Audit Committee Review of Expenses. Prior to the consummation of an Initial Business Combination or the liquidation of the Trust, the Company shall cause its audit committee to review and approve all payments made to its officers, directors or the Company’s or their affiliates and any expense reimbursements payable to members of the Company’s audit committee or their affiliates will be reviewed and approved by the Company’s board of directors, with any interested directors abstaining from such review and approval.

(bb) Rule 419. The Company agrees that it will use its best efforts to prevent the Company from becoming subject to Rule 419 under the Securities Act prior to the consummation of an Initial Business Combination, including, but not limited to, using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

(cc) Internal Controls. The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (1) transactions are executed in accordance with management’s general or specific authorization, (2) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (3) access to assets is permitted only in accordance with management’s general or specific authorization and (4) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(dd) Sarbanes-Oxley/NYSE. As soon as it is legally required to do so, the Company and any of the Company’s directors or officers, in their capacities as such, shall take all actions necessary to (1) comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications and (2) comply with Section 303A and all of the other requirements of the NYSE Listed Company Manual.

(ee) Articles of Incorporation; By-laws; Warrant Agreement. The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its Amended and Restated Articles of Incorporation, as amended. Prior to the consummation of an Initial Business Combination or until the distribution of the Trust Account, the Company will not amend its Amended and Restated Articles of Incorporation, its by-laws or the Warrant Agreement without the prior written consent of each of the Representatives (except for any amendment to extend the corporate existence of the Company to up to 36 months as described in the Prospectus).

(ff) Initial Business Combination.

(i) Trust Account Waiver Acknowledgment. The Company hereby agrees that prior to commencing its due diligence investigation of any Target Business or obtaining the services of any vendor, it will use its commercially reasonable efforts to cause the Target Business or vendor to execute a waiver letter in the form attached hereto as Exhibit A. If a Target Business or other third party were to refuse to enter into such a waiver, the Company hereby agrees to enter into discussions with such Target Business or engage such other third party only if the Company determines that the Company could not obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to enter into such a waiver.

(ii) Initial Business Combination/Distribution Procedure. Prior to the consummation of the Initial Business Combination, the Company will submit such transaction to the Company’s shareholders for their approval (an “Initial Business Combination Vote”) even if the nature of the acquisition is such as would not ordinarily require shareholder approval under applicable law; and in the event that the Company does not effect an Initial Business Combination within 24 months (or 36 months if the Extended Period is approved) from the consummation of this offering, the Company’s corporate existence will cease except for the purposes of winding up the Company’s affairs and liquidating, pursuant to Section 106 of the Marshall Islands Business Corporations Act, having the same effect as if the Company’s board of directors and shareholders had formally voted to approve the Company’s dissolution. The Company will be liquidated and will distribute only to holders of the shares of Common Stock, the amount in the Company’s Trust Account, including (1) all accrued interest net of income taxes paid or payable on such interest (and less interest income of up to $3,000,000 earned on the Trust Account balance previously released to the Company to fund the Company’s working capital requirements as set forth in paragraph (x) above, and (2) all deferred underwriting discounts and commissions plus any of the Company’s remaining net assets. Only holders of the shares of Common Stock (the “Public Shareholders”) shall be entitled to receive liquidating distributions and the Company shall pay no liquidating distributions with respect to any shares of share capital of the Company, the Warrants, or the Private Sponsor Warrants. With respect to the Initial Business Combination Vote and the vote for an Extended Period, the Company shall cause the Sponsor to vote all its Initial Sponsor Shares with a majority of the Common Stock voted by the Public Shareholders. At the time the Company seeks approval of the Initial Business Combination or an Extended Period, the Company will offer to each holder of the shares of Common Stock sold in this offering (the “IPO Shares”) the right to convert their shares of Common Stock into a pro rata share of the Trust Account (the “Conversion Rights”), before payment of deferred underwriting discounts and commissions and including any interest earned on their pro rata share net of income taxes payable on such interest and net of the applicable pro rata portion of interest income of up to $3,000,000 earned on the Trust Account balance released to the Company to fund working capital requirements as set forth in paragraph (x) above. If a majority of the shares voted by the holders of IPO Shares are voted to approve the Initial Business Combination, and if holders of less than 40% of the IPO Shares vote against such approval of the Initial Business Combination and elect to exercise their Conversion Rights, the Company will proceed with such Initial Business Combination. If the Company proceeds with the Initial Business Combination, it will convert shares from those holders of IPO Shares who affirmatively requested such conversion and who voted against the Initial Business Combination. Only Public Shareholders shall be entitled to receive distributions from the Trust Account in connection with the approval of an Initial Business Combination, and the Company shall pay no distributions with respect to any other holders of shares of share capital of the Company. If the majority of the votes case by Public

Shareholders who vote at the special meeting called for the purpose of approving an Extended Period are voted in favor of approving the Extended Period, and if holders of less than 40% of the IPO Shares both vote against the proposed Extended Period and elect to exercise their Conversion Rights, the Company will then have up to an additional 12 months in which to consummate an Initial Business Combination. An election to exercise Conversion Rights in connection with the vote on the Extended Period will only be honored if the Extended Period is approved. Shareholders who vote against the Extended Period and exercise their Conversion Rights will not be able to vote on any Initial Business Combination.

(iii) Value of Target Business. The Company agrees that the initial Target Business that it acquires in an Initial Business Combination must have a fair market value equal to at least 80% of the Company’s net assets (excluding deferred underwriting discounts and commissions held in the Trust Account) at the time of such Initial Business Combination. If the Company acquires less than a 100% ownership interest of any Target Business, the Company will measure the fair market value of the share of the acquired business or businesses in determining the satisfaction of the 80% net assets test. The fair market value of such Target Business will be determined by the Company’s board of directors based upon valuation criteria accepted by the financial community, such as actual and potential sales, earnings before interest, tax, depreciation and amortization, net income, cash available for distributions, net asset value, cash flow and book value. The valuation process could involve obtaining two or three appraisals from independent ship brokers. If the Company’s board of directors is not able to determine independently that the Target Business has a sufficient fair market value the Company will obtain an opinion from an unaffiliated, independent investment banking firm that is a member of the FINRA or from another qualified independent consultant or advisory firm with respect to the satisfaction of such criteria.

(iv) Initial Business Combination Announcement. Within five Business Days following the consummation by the Company of an Initial Business Combination, the Company shall cause an announcement (the “Initial Business Combination Announcement”) to be placed, at its cost, in The Wall Street Journal, The New York Times and a third national publication to be selected by the Representatives announcing the consummation of the Initial Business Combination and indicating that the Underwriters were the underwriters in the offering. The Company shall supply each of the Representatives with a draft of the Initial Business Combination Announcement and provide each of the Representatives with a reasonable opportunity to comment thereon in advance. The Company will not place the Initial Business Combination Announcement without the final approval of each of the Representatives, which approval will not be unreasonably withheld.

(gg) Deferred Compensation. Upon the consummation of an Initial Business Combination, the Company will pay to the Representatives, on behalf of the Underwriters, the Deferred Discount. Payment of the Deferred Discount will be made out of the proceeds of this offering held in the Trust Account. The Underwriters shall have no claim to payment of any interest earned on the portion of the proceeds held in the Trust Account representing the Deferred Discount. If the Company fails to consummate its Initial Business Combination within the required time period set forth in the Registration Statement, or within the Extended Period if applicable, the Deferred Discount will not be paid to the Representatives and will, instead, be included in the liquidation distribution of the proceeds held in the Trust Account made to the holders of the IPO Shares. In connection with any such liquidation distribution, the Underwriters will forfeit any rights or claims to the Deferred Discount, including any accrued interest thereon.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company).

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Securities on the Closing Date or the Option Securities on the Additional Closing Date, as the case may be as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall be in effect, and no proceeding for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been timely filed with the Commission under the Securities Act and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c) Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, Rothstein Kass shall have furnished to each of the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the

Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the Time of Sale Information and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three Business Days prior to such Closing Date or such Additional Closing Date, as the case may be.

(d) No Material Adverse Change. Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Time of Sale Information and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (c) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Time of Sale Information and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Time of Sale Information and the Prospectus (exclusive of any supplement thereto).

(e) Secretary’s Certificate. The Company shall have furnished to the Representatives a certificate signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date, certifying (i) that the Amended and Restated Articles of Incorporation of the Company are true and complete, have not been modified and are in full force and effect, (ii) that the resolutions relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified, (iii) all correspondence between the Company or its counsel and the Commission, (iv) all correspondence between the Company or its counsel and the New York Stock Exchange and (v) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

(f) Officers’ Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information, the Prospectus and any amendment or supplement thereto and, to the best knowledge of such officer, the representations set forth in Sections 3(a), 3(b) and 3(c) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (b) and (d) above.

(g) Opinions of Counsel for the Company. Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C., counsel for the Company, shall have furnished to each of the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-1 hereto.

(h) Opinions of Marshall Islands Counsel for the Company. Reeder & Simpson PC, Marshall Islands counsel of the Company, shall have furnished to each of the Representatives, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-2 hereto.

(i) Opinion of Counsel for the Underwriters. Each of the Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and a 10b-5 statement of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, with respect to the issuance and sale of the Securities, the Registration Statement, the Time of Sale Information and the Prospectus (together with any supplement thereto) and other matters as the Representatives may reasonably require and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j) Blue Sky Memorandum. Each of the Representatives shall have received at or prior to the Closing Date from Fried, Frank, Harris, Shriver & Jacobson LLP a memorandum or summary, in form and substance reasonably satisfactory to the Representatives, with respect to the qualification for offering and sale by the Underwriters of the Securities under the state securities or blue sky laws of such jurisdictions as the Representatives may reasonably have designated to the Company.

(k) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities.

(l) Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company in its respective jurisdiction of organization and its good standing as a foreign entity in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(m) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit B hereto, between you and each of the shareholders, officers and directors of the Company relating to sales and certain other dispositions of Units, shares of Common Stock, Warrants or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(n) FINRA. The FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereby.

(o) Insider Letters. On the Closing Date, the Company shall have furnished to each of the Representatives Insider Letters, substantially in the form filed as exhibits to the Registration Statement (as the same may be amended or supplemented from time to time) from the Sponsor and each of the Company’s directors and executive officers.

(p) Listing on the New York Stock Exchange. The Securities shall be duly listed, subject to notice of issuance, on the New York Stock Exchange, satisfactory evidence of which shall have been provided to the Representatives.

(q) Delivery of Agreements. On the Effective Date, the Company shall have delivered to each of the Representatives executed copies of the Trust Agreement, the Warrant Agreement, the Purchase Agreements, the Buyback Agreement, the Co-Investment Shares Subscription Agreement, the Securities Escrow Escrow Agreement, the Right of First Refusal Agreement and the Registration Rights Agreement.

(r) No Brokers. At the Execution Time, the Company shall have requested and caused the Sponsor and the Company’s directors and officers to have executed and furnished to the each of the Representatives a certificate, dated the Closing Date and addressed to the Representatives, to the effect that, except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder’s, consulting, origination or similar fee by the Sponsor or any of the Company’s directors or officers with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings by the Sponsor or any Company director or officer that may affect the Underwriters’ compensation, as determined by the FINRA.

(s) Further Information. Prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(t) Trust Account. On the Closing Date, the Company shall have furnished to the Representatives one or more certificates signed by an authorized officer of the Trustee to the effect of certifying that (i) the proceeds of $7,600,000 from the sale of the Placement Sponsor Warrants and (ii) the net proceeds of $___________ from the sale of the Securities, shall have been deposited in the Trust Account.

(u) Escrow Account. The Sponsor shall have deposited the Sponsor Units and the Placement Sponsors Warrants in the Escrow Account.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), or any Time of Sale Information, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: [the concession figure appearing in the first sentence of the third paragraph under the caption “Underwriting”, the information contained in the tenth and eleventh paragraphs under the caption “Underwriting”.]

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified

Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Party may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the reasonable fees and expenses of counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary or (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Securities, prior to the Additional

Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Select Market or the Financial Industry Regulatory Authority; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus; or (v) the representation in Section 3(b) is incorrect in any respect.

10. Defaulting Underwriter.

(a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Securities that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be does not exceed one-eleventh of the aggregate number of Securities to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Securities that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Securities that such Underwriter agreed to purchase on such date) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Securities that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Securities to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Securities on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsels and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) the cost of preparing Unit, Ordinary Share and Warrant certificates; (vii) the costs and charges of any transfer agent, any warrant agent and any registrar; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the FINRA (including the related fees and expenses of counsel for the Underwriters); (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (x) all expenses and application fees related to the listing of the Units, Common Stock and Warrants on the New York Stock Exchange.

(b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “Business Day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act; and (e) the term “Execution Time” means the date and time that this Agreement is executed and delivered by the parties hereto.

15. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities Inc., 277 Park Avenue, 9th Floor, New York, New York 10172 (fax: (212) 622-8358), attention: Equity Syndicate Desk, and Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005, attention: Syndicate Manager, with a copy to Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, attention: Stuart Gelfond. Notices to the Company shall be given to it at 85 Atki Miaouli Street, Piraeus, Greece 185 38, attention: Vasiliki Papaefthymiou, with a copy to Mintz Levin Cohn Ferris Glovsky & Popeo, P.C., 666 Third Avenue, New York, New York 10017, attention: Kenneth Koch.

16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

17. Consent to Jurisdiction. The Company irrevocably consents and agrees that any legal action, suit or proceeding brought by the Underwriters or their affiliates against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement or the transactions contemplated hereby may be brought by the Underwriters or their affiliates in the courts of the State of New York or the courts of the United States of America located in the County of New York and, until all amounts due and to become due (i) hereunder and (ii) in respect of all the Securities have been paid, or until any such legal action, suit or proceeding commenced prior to such payment has been concluded, hereby irrevocably consents and irrevocably submits to the exclusive jurisdiction of each such court in person and, generally and unconditionally with respect to any action, suit or proceeding for themselves.

18. Appointment of Agent for Service of Process.

(a) The Company hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding brought against them by any Underwriter or its affiliates with respect to their obligations, liabilities or any other matter arising out of or in connection with this Agreement, by serving a copy thereof upon any employee of the Sponsor (in such capacity, the “Navios Process Agent”) at any business location that the Sponsor may maintain from time to time in the United States, including, without limitation, at the offices of the Sponsor located at 20 Marshall Street, Suite 200, South Norwalk, Connecticut 06854.

(b) If at any time the Company or the Sponsor has or maintains a business location in the State of New York (such person, the “New York Presence Obligor”), then the Company shall, within 30 days after such location is opened, is acquired or otherwise exists, irrevocably designate, appoint and empower the New York Presence Obligor as their designee, appointee and agent to receive, accept and acknowledge for and on their behalf service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against any of them by any Underwriter or its affiliates in any United States or state court located in the County of New York with respect to their obligations, liabilities or any other matter arising out of or in connection with this Agreement and that may be made on such designee, appointee and agent in accordance with legal procedures described for such courts (the “New York Process Agent”).

(c) If at any time (i) neither the Company nor the Sponsor maintains a bona fide business location in the State of Connecticut or the State of New York or (ii) a New York Presence Obligor exists but the Company fails to satisfy its obligations under the foregoing paragraph (b), then the Company shall promptly (and in any event within 10 days) irrevocably designate, appoint and empower CT Corporation System, with offices currently at 111 Eighth Avenue, New York, New York 10011 (or such other third party corporate service provider of national standing as may be reasonably acceptable to the Representatives), as their designee, appointee and agent to receive, accept and acknowledge for and on their behalf service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against them by any Underwriter or its affiliates in any such United States or state court located in the County of New York with respect to their obligations, liabilities or any other matter arising out of or in connection with this Agreement and that may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts (the “Third Party Process Agent”); each of the Navios Process Agent, the New York Process Agent or the Third Party Process Agent, a “Process Agent”) and pay all fees and expenses required by the Third Party Process Agent in connection therewith. If for any reason such Third Party Process Agent hereunder shall cease to be available to act as such, the Company agrees to designate a new Third Party Process Agent in the County of New York on the terms and for the purposes of this Section 18 satisfactory to the Representatives.

(d) The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against any of them by (i) serving a copy thereof upon any of the relevant Process Agents specified in clauses (a) through (c) above, or (ii) or by mailing copies thereof by registered or certified air mail, postage prepaid, to the Partnership, at its address specified in or designated pursuant to this Agreement. The Company agrees that the failure of any Process Agent, to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

(e) Nothing herein shall in any way be deemed to limit the ability of the Underwriters to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Company or bring actions, suits or proceedings against it in such other jurisdictions, and in such manner, as may be permitted by applicable law.

(f) The Company hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement brought in the United States federal courts located in the County of New York or the courts of the State of New York located in the County of New York and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(g) The provisions of this Section 18 shall survive any termination of this Agreement, in whole or in part, and shall survive delivery and payment for the Securities.

19. Waiver of Immunities. To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, or from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Company hereby irrevocably and unconditionally, to the extent permitted by applicable law, waives and agrees not to plead or claim any such immunity and consents to such relief and enforcement.

20. Foreign Taxes. All payments by the Company to each of the Underwriters hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any and all present and future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereinafter imposed, levied, collected, withheld or assessed by the Marshall Islands, Greece or any other jurisdiction in which the Company has an office from which payment is made or deemed to be made, excluding (i) any such tax imposed by reason of such Underwriter having some connection with any such jurisdiction other than its participation as an Underwriter hereunder, and (ii) any income or franchise tax on the overall net income of such Underwriter imposed by the United States or by the State of New York or any political subdivision of the United States or of the State of New York (all such non-excluded taxes, “Foreign Taxes”). If the Company is prevented by operation of law or otherwise from paying, causing to be paid or remitting that portion of amounts payable hereunder represented by Foreign Taxes withheld or deducted, then amounts payable under this Agreement shall, to the extent permitted by law, be increased to such amount as is necessary to yield and remit to each Underwriter an amount which, after deduction of all Foreign Taxes (including all Foreign Taxes payable on such increased payments) equals the amount that would have been payable if no Foreign Taxes applied.

21. Judgment Currency. The Company hereby agrees to indemnify the Underwriters against any loss incurred by such Underwriter as a result of any judgment or order being given or made against the Company for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange in The City of New York at which such Underwriter on the date of payment of such judgment or order is able to purchase United States dollars with the amount of the Judgment Currency actually received by such Underwriter if such Underwriter had utilized such amount of Judgment Currency to purchase United States dollars as promptly as practicable upon such Underwriter’s receipt thereof. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

22. Miscellaneous.

(a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b) Time. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

(c) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(d) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(e) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Page follows]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

NAVIOS MARITIME ACQUISITION CORPORATION
By:
Name:
Title:

Accepted as of the date first above written:

J.P. MORGAN SECURITIES INC.

DEUTSCHE BANK SECURITIES INC.

For themselves and on behalf of the several Underwriters

listed in Schedule 1 hereto.

J.P. MORGAN SECURITIES INC.
By:
Authorized Signatory

By:
Authorized Signatory

DEUTSCHE BANK SECURITIES INC.
By:
Authorized Signatory

By:
Authorized Signatory

Schedule 1

Underwriter	Number of Shares

J.P. Morgan Securities Inc. Deutsche Bank Securities Inc. S. Goldman Advisors LLC

Total

Annex A

[Form of Opinion of Counsel for the Company]

Exhibit A

[Letterhead Of Prospective Vendor Or Target Business]

, 200__

Navios Maritime Acquisition Corporation

[	]
[	]

Ladies and Gentlemen:

We understand that Navios Maritime Acquisition Corporation (the “Company”) is a recently organized blank check company formed for the purpose of acquiring (an “Initial Business Combination”) one or more businesses or assets. We further understand that the Company’s sole assets consist of the cash proceeds of the recent public offering (the “IPO”) and private placements of its securities, and that substantially all of those proceeds have been deposited in a trust account with a third party (the “Trust Account”) for the benefit of the Company, certain of its shareholders and the underwriters of its IPO. The monies in the Trust Account may be disbursed only (1) to the Company in limited amounts from time to time in order to fund the Company’s working capital requirements; (2) if the Company completes an Initial Business Combination, to certain dissenting public shareholders, to the underwriters in the amount of underwriting discounts and commissions they earned in the IPO but whose payment they have deferred, and then to the Company; and (3) if the Company fails to complete an Initial Business Combination within the allotted time period, or within an extended period such extended period is approved, and liquidates, subject to the terms of the agreement governing the Trust Account, to the Company’s public shareholders (as such term is defined in the agreement governing the Trust Account).

For and in consideration of the Company’s agreement to engage our services, we hereby waive any right, title, interest or claim of any kind (any “Claim”) we have or may have in the future in or to any monies in the Trust Account and agree not to seek recourse against the Trust Account or any funds distributed therefrom (except amounts released to the Company as described in clause (1) of the preceding paragraph) as a result of, or arising out of, any Claims against the Company in connection with contracts or agreements with the Company or in connection with services performed for or products provided to the Company.

This letter shall be governed by and construed and enforced in accordance with the laws of the State of New York. We hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this letter or any Claim subject hereto.

Yours very truly,
[NAME]
By:
Name:
Title:

Exhibit B

[Letterhead of officer or director of Navios Maritime Acquisition Corporation]

Navios Maritime Acquisition Corporation

Public Offering of Units

, 2008

J.P. Morgan Securities Inc.

Deutsche Bank Securities Inc.

  As Representative of the

several Underwriters listed
in Schedule 1 hereto

c/o J.P. Morgan Securities Inc.

277 Park Avenue, 8th Floor

New York, New York 10172

c/o Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York 10005

Ladies and Gentlemen:

This lock-up letter agreement (the “Lock-up Letter Agreement”) is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Navios Maritime Acquisition Corporation, a corporation organized under the laws of the Marshall Islands (the “Company”), and you as the Representatives of the group of Underwriters named therein, relating to an underwritten public offering of Units (the “Offering”) consisting of one share of Common Stock, par value $0.0001 per share (the “Common Stock”) and one warrant to purchase one Share of Common Stock of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. (the “Representatives”), offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any share capital of the Company or any securities convertible into, or exercisable or exchangeable for such share capital, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement (the “Restricted Period”). The preceding sentence shall not apply to (A) bona fide gifts or gifts as a result of the operation of law or testate or intestate succession, (B) transfers by the undersigned to a trust, partnership, limited liability company or other entity, all of the beneficial interests of which are held, directly or indirectly, by the undersigned or his or her spouse or children or (C) other dispositions of Common Stock not for value, in each case that are made exclusively between and among the undersigned or members of the undersigned’s family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company); provided, however, that it shall be a condition to any such transfer that (i) the transferee/donee agrees to be bound by the terms of this Lock-up Letter Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto (ii) no filing by any party (donor, donee, transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 5, Schedule 13D or Schedule 13G (or 13D-A or 13G-A) made after the expiration of the 180 day period referred to above), (iii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended, and the Exchange Act) to make, and shall agree to not voluntarily make, any public announcement of the transfer or disposition and (iv) the undersigned notifies the Representatives in writing at least two business days prior to the proposed transfer or disposition. Notwithstanding the foregoing, if (1) during the last 17 days of the Restricted Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in this paragraph shall continue to apply until the expiration of the 18 day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless J.P. Morgan Securities Inc., on behalf of the Underwriters, waive such extension in writing. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Letter Agreement during the period from the date of this Lock-Up Letter Agreement to and including the 34th day following the expiration of the Restricted Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Restricted Period (as such may have been extended pursuant to this paragraph) has expired.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Units to be sold thereunder, the undersigned shall be released from all obligations under this Lock-Up Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Letter Agreement.

This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Yours very truly,
[Signature of officer or director]
[Name and address of officer or director]